Exhibit 10.2

SERIES C PREFERRED SHARES STOCK PURCHASE AGREEMENT

This SERIES C PREFERRED SHARES STOCK PURCHASE AGREEMENT (this “Agreement” or “Series C Preferred SPA”) is made and entered into as of August 22, 2024 (the “Series C Preferred SPA Effective Date”) by and between 1847 Holdings LLC, a Delaware limited liability company (the “Company” or “EFSH”), and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as Trustees of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992 (the “Trust”) The Company and the Trust are referred to herein individually as a “Party” and together as the “Parties.”

Recitals:

A. WHEREAS, the Trust is the holder of a 6% Amortizing Promissory Note, dated July 29, 2020 (as amended, the “Note”) issued by 1847 Asien Inc. (“Asien”), a subsidiary of EFSH.

B. WHEREAS, under the Note’s terms, Asien was to make payments to the Trust in certain amounts and at certain intervals as provided in the Note.

C. WHEREAS, on or about February 26, 2024, Asien’s subsidiary, Asien’s Appliance, Inc., effectuated an assignment for the benefit of its creditors.

D. WHEREAS, thereafter, the Trust alleged that EFSH and/or its other affiliates were liable to the Trust on the Note and pursuant to other potential claims on a theory of alter ego liability, and EFSH denied that it or any of its affiliates were liable to the Trust for any of the Trust’s alleged claims and under any theory of liability. The dispute described in this Recital is referred to herein as the “Dispute.”

E. WHEREAS, the Parties, among other entities, have entered in a Settlement and Release Agreement dated on or about August 14, 2024 (the “Settlement Agreement”) pursuant to which the Parties and the other entities named therein have agreed, among other things, to resolve the Dispute amicably, pursuant to the terms set forth in the Settlement Agreement;

F. WHEREAS, among other things, the Settlement Agreement provides that, as of the effective date of the Settlement Agreement, the Trust forgives the entire Outstanding Balance (defined in the Settlement Agreement) of the Note in its entirety, as well as all other amounts to which the Trust is or may have been entitled to collect from any party thereto, including without limitation attorneys’ fees and all costs of enforcing the Trust’s rights under the Note, such that neither Asien nor any of its affiliates or related companies (including but not limited to EFSH), agents, or employees, as the case may be, shall have any further obligation to the Trust with respect to the Note; and,

G. WHEREAS, EFSH and the Trust are entering into this Series C Preferred SPA because, among other things, the Settlement Agreement provides that no later than the Issuance Deadline (as defined in the Settlement Agreement), EFSH shall issue to the Trust eighty-three thousand six hundred three (83,603) Series C Senior Convertible Preferred Shares in EFSH, with a stated value of Ten Dollars ($10.00) per share, subject to splits, provided that the Trust has executed and delivered to the Company this Series C Preferred SPA before the Issuance Deadline.

Agreed Terms:

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged by each Party, and with each Party intending to be legally bound hereby, the Parties agree as follows:

1. Issuance. On the Closing Date (defined in Section 2 below), and subject to the terms and conditions set forth in this Series C Preferred SPA, the Company will issue to the Trust eighty-three thousand six hundred three (83,603) Series C Senior Convertible Preferred Shares in EFSH, with a stated value of Ten Dollars ($10.00) per share (the “Series C Preferred Shares”), and the rights and entitlements set forth in the 1847 Holdings, LLC’s Share Designation of Series C Senior Convertible Preferred Shares attached hereto as Exhibit A (the “Designation”). Among other things, the Designation provides that the Series C Preferred Shares are subject to splits and other adjustments. EFSH is issuing the Series C Preferred Shares to the Trust as consideration for, among other things, the Trust’s entry into the Settlement Agreement and the covenants and agreements provided by the Trust therein, including its forgiveness of the Note and its release of claims and covenant not to sue.

2. Closing. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 below the date and time of the issuance of the Series C Preferred Shares pursuant to this Series C Preferred SPA shall be 4:00 PM, Eastern Standard Time, on the tenth business day following the Settlement Agreement’s Effective Date (as defined in the Settlement Agreement) or such other mutually agreed upon earlier date and time (the “Closing Date”). The closing of the transactions contemplated by this Series C Preferred SPA (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the Parties (including via exchange of electronic signatures). At the Closing, EFSH shall deliver the Series C Preferred Shares to the Trust, and the Trust shall deliver to the EFSH any other documents or agreements, in form and substance reasonably satisfactory to EFSH and the Trust, as may be required to give effect to this Series C Preferred SPA.

3. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Trust:

(a) Organization, Good Standing and Qualification. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization. The Company has the requisite limited liability company power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation or limited liability company in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (a) a material adverse effect on the legality, validity or enforceability of any Subscription Document (as defined below), (b) a material adverse effect on the results of operations, assets, business or financial condition of the Company, taken as a whole, or (c) adversely impair the Company’s ability to perform in any material respect on a timely basis its obligations under any Subscription Document (any of (a), (b) or (c), a “Material Adverse Effect”); provided, however, that none of the following, either alone or taken together with other changes, events, results, occurrences, developments or effects, will constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) changes, events, occurrences or developments in, or effects or results arising from or relating to, general business or economic conditions affecting the industry in which the Company or its affiliates or subsidiaries operate, (ii) changes, events, occurrences or developments in, or effects or results arising from or relating to, national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military, cyber or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, asset, equipment or personnel of the United States, (iii) changes, events, occurrences or developments in, or effects or results arising from or relating to, financial, banking, or securities markets (including any disruption of any of the foregoing markets, any change in currency exchange rates, and any decline or rise in the price of any security, commodity, contract or index), (iv) changes in, or effects arising from or relating to, any earthquake, hurricane, tsunami, tornado, flood, mudslide or other natural disaster, pandemic (including COVID-19), weather condition, explosion or fire or other force majeure event or act of God, or (v) any change in, or effect arising from or related to changes in, GAAP (as defined below) or other accounting requirements or principles or the interpretation thereof.

(b) Power. The Company has all requisite limited liability company power to issue the Series C Preferred Shares and to execute and deliver this Series C Preferred SPA, the Designation, and any other instruments, documents, and agreements being entered into at the Closing as part of this Series C Preferred SPA (each a “Subscription Document” and collectively, the “Subscription Documents”) and to carry out and perform its obligations under the terms of the Subscription Documents.

(c) Authorization. All limited liability company action on the part of the Company, its directors, its officers, and its shareholders necessary for the authorization of the Subscription Documents and the execution, delivery, and performance of all obligations of the Company under the Subscription Documents, including the issuance and delivery of the Series C Preferred Shares and the reservation of the common shares of the Company (the “Common Shares”) issuable upon conversion of the Series C Preferred Shares (the “Underlying Securities”) has been taken or will be taken prior to the issuance of such Underlying Securities, if at all. The Subscription Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Underlying Securities, when issued in compliance with the provisions of the Subscription Documents, will be validly issued, fully paid, non-assessable, and free of any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance (“Lien”) and issued in compliance with all applicable federal and securities laws.

(d) [purposefully omitted]

(e) Disclosures. Neither the Company nor any person acting on its behalf has provided the Trust or its agents or counsel with any information that constitutes or might constitute material, non-public information other than the terms of the transactions contemplated hereby. The written materials delivered to the Trust in connection with the transactions contemplated by the Subscription Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4. Representations And Warranties Of The Trust. The Trust hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Company:

(a) Acquisition for Own Account. The Trust represents that it is acquiring the Series C Preferred Shares for its own account and not with the view to transfer the Series C Preferred Shares or otherwise distribute them except in compliance with the Securities Act of 1933, as amended (the “Securities Act”).

(b) Information and Sophistication. The Trust hereby: (a) acknowledges that it has received all the information it has requested from the Company that it considers necessary or appropriate for deciding whether to acquire the Series C Preferred Shares, (b) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series C Preferred Shares and to obtain any additional information necessary to verify the accuracy of the information given to the Trust and (c) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

(c) Ability to Bear Economic Risk. The Trust acknowledges that an investment in the Series C Preferred Shares involves a high degree of risk and represents that it is able, without materially impairing its financial condition, to hold the Series C Preferred Shares for an indefinite period of time and to suffer a complete loss of its investment.

(d) Accredited Investor Status. The Trust is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

(e) Existence; Authorization. The Trust is a trust, validly existing and in good standing under the laws of the state of its organization, having full power and authority to own its properties and to carry on its business as conducted. The Trust has the requisite power and authority to deliver this Agreement, perform its obligations set forth herein, and consummate the transactions contemplated hereby. The Trust has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Series C Preferred SPA and to perform its obligations herein and to consummate the transactions contemplated hereby. This Series C Preferred SPA, assuming the due execution and delivery hereof by the Company, is a legal, valid, and binding obligation of the Trust enforceable against the Trust in accordance with its terms.

(f) No Regulatory Approval. The Trust understands that no state or federal authority has scrutinized this Series C Preferred SPA or the Series C Preferred Shares offered pursuant hereto, has made any finding or determination relating to the fairness for investment in the Series C Preferred Shares, or has recommended or endorsed the Series C Preferred Shares, and that the Series C Preferred Shares have not been registered or qualified under the Securities Act or any state securities laws, in reliance upon exemptions from registration thereunder. The Series C Preferred Shares may not, in whole or in part, be resold, transferred, assigned, or otherwise disposed of unless they are registered under the Securities Act or an exemption from registration is available and unless the proposed disposition is in compliance with the restrictions on transferability under federal and state securities laws.

(g) Independent Advice. The Trust confirms that the Trust has been advised to consult with the Trust’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing in the Company. The Trust acknowledges that Trust understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through the adoption of new laws or regulations or amendments to existing laws or regulations. The Trust acknowledges and agrees that the Company is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Trust by reason of the subscription.

(h) Agreement to be Bound by Operating Agreement. The Trust acknowledges receipt of a true and correct copy of the Second Amended and Restated Operating Agreement of the Company, dated January 19, 2018 (as such may be amended, modified or restated from time to time, the “Operating Agreement”), and further acknowledges that Trust has read the Operating Agreement and understands and agrees to abide by all terms, covenants, conditions, limitations, restrictions and provisions contained in the Operating Agreement. By execution of this Series C Preferred SPA, the Trust agrees to be bound by the Operating Agreement and agrees that the Operating Agreement is binding upon and inures to the benefit of the heirs, legatees, devisees, legal representatives, successors, and permitted assigns of the Trust.

(i) Legends. The Trust understands that until such time as the Series C Preferred Shares and, upon the conversion of the Series C Preferred Shares, the Underlying Securities have been registered under the Securities Act, of which the Company is under no obligation to effect, or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE TRUST), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

5. Conditions to the Company’s Obligations. The obligation of the Company hereunder to issue the Series C Preferred Shares to the Trust at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion: (a) the Trust shall have executed this Series C Preferred SPA and delivered the same to the Company; (b) the Trust shall have fulfilled its obligations under Section 2; (c) the representations and warranties of the Trust shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date); (d) the Trust shall have performed, satisfied and complied in all material respects with the covenants, agreements, and conditions required by this Series C Preferred SPA to be performed, satisfied or complied with by the Trust at or prior to the Closing Date; and (e) no litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Series C Preferred SPA.

6. Conditions to the Trust’s Obligations. The obligation of the Trust hereunder to acquire the Series C Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Trust’s sole benefit and may be waived by the Trust at any time in its sole discretion: (a) the Company shall have executed this Series C Preferred SPA and delivered the same to the Trust; (b) the Company shall have delivered the Series C Preferred Shares to the Trust in accordance with Section 2 above; (c) the Company shall have delivered executed Subscription Documents, or such other instruments as contemplated by this Series C Preferred SPA; (d) the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of Closing Date, as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Series C Preferred SPA to be performed, satisfied or complied with by the Company at or prior to the Closing Date; and (e) no litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Series C Preferred SPA.

7. Miscellaneous.

(a) Binding Agreement. The terms and conditions of this Series C Preferred SPA shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Series C Preferred SPA, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Series C Preferred SPA, except as expressly provided in this Agreement.

(b) Governing Law; Choice of Forum; Jury Trial Waiver. This Series C Preferred SPA shall be deemed to have been made and delivered in the State of Delaware and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware without regard to principles of conflicts of law thereof. Each Party to this Series C Preferred SPA hereby irrevocably submits to the exclusive jurisdiction and venue of the state and federal courts sitting in Rockland County, New York, for the adjudication of any dispute arising under or related to this Agreement or in connection with any transaction contemplated hereby (each a “Controversy”) and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such Party at the address in effect for notices to it under this Series C Preferred SPA and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each Party to this Series C Preferred SPA waives its right to trial by jury for lawsuit regarding a Controversy.

(c) Counterparts. This Series C Preferred SPA may be executed by the Parties hereto in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that signatures by PDF or other electronic signatures (e.g., by DocuSign) to this Series C Preferred SPA are authentic and have the same force and effect as original, manual signatures.

(d) Interpretation. Each Party acknowledges that it has shared equally in the drafting of this Series C Preferred SPA. Therefore, should any provision of this Series C Preferred SPA require interpretation or construction, the court, judge, tribunal or other person or body interpreting or construing this Series C Preferred SPA shall not apply a presumption against one Party over the other Party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document. The section headings and sub-headings in this Series C Preferred SPA have been inserted for convenience only and shall be disregarded in construing or interpreting this Series C Preferred SPA.

(e) Notices.

(i)	Any and all notices or other communications or deliveries to be provided hereunder by the Trust to the Company shall be in writing and delivered by facsimile, by electronic mail, or sent by a nationally recognized overnight courier service, addressed to the Company at 590 Madison Avenue, 21st Floor, New York, NY 10022, attention: Chief Financial Officer, e-mail address ___________, or such other facsimile number, e-mail address or address as the Company may specify for such purposes by notice to the Trust delivered in accordance with this Section 7(e)(i), with a copy, which shall not constitute notice, to Joseph D. Wilson, Esq., Bevilacqua PLLC, 1050 Connecticut Ave., N.W., Suite 500, Washington, DC 20036, __________.

(ii)	Any and all notices or other communications or deliveries to be provided hereunder by the Company to the Trust shall be in writing and delivered by facsimile, by electronic mail, or sent by a nationally recognized overnight courier service, addressed to Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as Trustees of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992, ___________, or such other facsimile number, e-mail address or address as the Trust may specify for such purposes by notice to the EFSH Parties delivered in accordance with this Section 7(e)(ii), with a copy, which shall not constitute notice, to Clayton W. Kent, Esq., Kent Law, 575 Lincoln Ave., Suite 205, Napa, CA 94558, ___________.

(iii)	Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (1) the date of transmission if such notice or communication is delivered via facsimile or electronic mail prior to 5:30 p.m. (New York City time) on any date, (2) the next business day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (3) the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (4) upon actual receipt by the party to whom such notice is required to be given.

(f) Modification; Waiver. No modification or waiver of any provision of this Series C Preferred SPA or consent to departure therefrom shall be effective except upon the written consent thereto of the Company and the Trust.

(g) Expenses. The Company and the Trust shall each bear its respective expenses and legal fees incurred with respect to this Series C Preferred SPA and the transactions contemplated herein.

(h) Remedies Cumulative. No remedy herein conferred upon any Party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, now, or hereafter existing at law or in equity or by statute or otherwise.

(i) Attorneys’ Fees. In the event that any Party hereto institutes any legal suit, action, or proceeding, including arbitration, against another Party in respect of a matter arising out of or relating to this Series C Preferred SPA, the prevailing Party in the suit, action, or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such Party in conducting the suit, action or proceeding, including reasonable attorneys’ fees and expenses, and court costs.

(j) Condition on this Series C Preferred SPA Becoming Effective. In addition to any other conditions stated in this Series C Preferred SPA for it to become effective, for this Series C Preferred SPA to become effective: (1) each Party to it must execute it and return a copy of this Series C Preferred SPA as executed by such Party to the other Parties hereto, and (2) the Settlement Agreement must go into effect according to its terms. Subject to the conditions described in the immediately preceding sentence being satisfied, this Series C Preferred SPA will be effective as of the Series C Preferred SPA Effective Date.

(k) Entire Agreement. With the exception of the Settlement Agreement, this Series C Preferred SPA and exhibit hereto constitute the full and entire understanding and agreement between the Parties with regard to the subject matter of this Series C Preferred SPA, and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants, and agreements except as specifically set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound, each Party hereto has caused this Series C Preferred Shares Stock Purchase Agreement to be executed on the date set forth below in that Party’s signature block.

1847 HOLDINGS LLC		JOERG CHRISTIAN WILHEMSEN, AS TRUSTEE of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992

By:	/s/ Ellery W. Roberts	Signature:	/s/ Joerg Christian Wilhemsen
Name:	Ellery W. Roberts
Title:	Executive Chairman

Date Signed: August 22, 2024		Date Signed: August 22, 2024

SUSAN KAY WILHEMSEN, AS TRUSTEE of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992

		Signature:	/s/ Susan Kay Wilhemsen

Date Signed: August 22, 2024